UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2014

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission	73-1564280
(State or other jurisdiction of	File No.: 0-26823	(IRS Employer
incorporation or organization)		Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In accordance with General Instruction B.2 of Form 8-K, the following information, including the exhibit referenced therein, are being furnished pursuant to Item 2.02 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

On April 28, 2014, Alliance Resource Partners, L.P. (the “Partnership”) announced via press release its quarterly earnings and operating results for the quarter ended March 31, 2014.  A copy of the Partnership’s press release is attached hereto as Exhibit 99.1.

ITEM 7.01. REGULATION FD DISCLOSURE.

In accordance with General Instruction B.2 of Form 8-K, the following information, including the exhibit referenced therein, are being furnished pursuant to Item 7.01 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Exchange Act, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

On April 28, 2014, the Partnership issued a press release announcing that the board of directors of its managing general partner approved a two-for-one split of the Partnership’s common units. The two-for-one split will be effective on June 16, 2014, by a distribution of one additional common unit for each common unit outstanding and held by unitholders of record at the close of business on May 30, 2014. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

99.1                        Alliance Resource Partners, L.P. press release dated as of April 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: April 28, 2014